Exhibit 99(d)

GOLDEN
WEST
FINANCIAL
CORPORATION
1901 HARRISON STREET
OAKLAND, CA 94612

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Golden West Financial Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
If you vote by phone or via the Internet, you do not need to mail in your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

GOLDW1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
  GOLDEN WEST FINANCIAL CORPORATION

The Board of Directors unanimously recommends a vote “FOR” approval of the Agreement and Plan of Merger.
		For	Against	Abstain

1.	APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, dated as of May 7, 2006, pursuant to which Golden West Financial Corporation will merge with and into a wholly-owned subsidiary of Wachovia Corporation.	☐	☐	☐

2.
   To vote on any other matters that may properly come before the special meeting or any adjournment or postponement of the special meeting according to the best judgment and discretion of the person voting the proxy.

Please date and sign below exactly as your name or names appear(s) on this proxy. If more than one name appears, all should sign. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full names in such capacity.

	Yes	No

Please indicate if you plan to attend the Special Meeting in person.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owner)	Date

GOLDEN WEST FINANCIAL CORPORATION
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 31, 2006
To the Shareholders of Golden West Financial Corporation:
     A special meeting of shareholders of Golden West Financial Corporation, a Delaware corporation, is being held on August 31, 2006, at 10:00 a. m., Pacific time, on the fourth floor of Golden West’s headquarters at 1901 Harrison Street, Oakland, California, for the following purposes:
•
To consider and vote on the proposal to approve and adopt the plan of merger contained in the Agreement and Plan of Merger, dated as of May 7, 2006, pursuant to which Golden West will merge with and into a wholly-owned subsidiary of Wachovia Corporation, as more fully described in the attached joint proxy statement-prospectus.

•	To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.
     The close of business on July 11, 2006 is the record date for determining those shareholders entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. Only Golden West common shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. In order to approve and adopt the plan of merger, the holders of a majority of the outstanding shares of Golden West common stock entitled to vote must vote in favor of the proposal. Abstentions and broker non-votes will have the same effect as votes against approval and adoption of the plan of merger. If you wish to attend the special meeting and your shares are held in the name of a broker, trust, bank or other nominee, you must bring with you a proxy or letter from the broker, trustee, bank or nominee to confirm your beneficial ownership of the shares.

By Order of the Board of Directors,

MICHAEL ROSTER
Executive Vice President,
General Counsel and Secretary
July 24, 2006
Whether or not you plan to attend the special meeting in person, please vote your proxy by telephone or through the Internet, as described on the enclosed proxy card, or complete, date, sign and return the enclosed proxy card in the enclosed envelope. The enclosed envelope requires no postage if mailed in the United States. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card or voted by telephone or through the Internet.
Golden West’s board of directors unanimously recommends that you vote “FOR” approval and adoption of the plan of merger.

GOLDEN WEST
FINANCIAL
CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints Russell W. Kettell, Michael Roster and Herbert M. Sandler, or any of them, each with power of substitution, as proxies of the undersigned to attend the Special Meeting of Stockholders of Golden West Financial Corporation (the “Company”), to be held on August 31, 2006, and any adjournments or postponements thereof, and to vote the number of shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present on the matters stated on the reverse side.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

Stockholders are Urged to Complete, Sign and Return This Proxy Promptly in the Enclosed Envelope.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)